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                                                                      EXHIBIT 11

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (unaudited)

                                                      Quarters Ended June 30,                   Six Months Ended June 30,
                                                -----------------------------------        ----------------------------------
                                                      1997                1996                  1997                1996
                                                -------------         -------------        -------------       --------------
PRIMARY EARNINGS PER SHARE
Net income (loss)   . . . . . . . . . . .       $    393,257              (71,934)             (83,688)            (193,974)
Dividends on preferred stock  . . . . . .            (31,259)             (31,259)             (62,174)             (62,561)
                                                -------------         -------------        -------------       --------------
Net income (loss) applicable to common
stock . . . . . . . . . . . . . . . . . .       $    361,998             (103,193)            (145,862)            (256,535)
                                                -------------         -------------        -------------       --------------
                                                -------------         -------------        -------------       --------------

Common shares outstanding . . . . . . . . .        4,599,274            4,359,888            4,599,274            4,359,888

Effect of using weighted average common
  and common equivalent shares  . . . . . .           (1,182)              (2,578)             (31,150)              (8,753)
Effect of shares issuable under common
  stock warrants using the treasury
  stock method. . . . . . . . . . . . . . .           92,391                    *                    *                    *
Effect of shares issuable under stock
  options using the treasury stock
  method  . . . . . . . . . . . . . . . . .          125,269                    *                    *                    *
                                                -------------         -------------        -------------       --------------
Shares used in computing primary earnings
  per share . . . . . . . . . . . . . . . .        4,815,752            4,357,310            4,568,124            4,351,135
                                                -------------         -------------        -------------       --------------
                                                -------------         -------------        -------------       --------------

Primary earnings per common share . . . . .      $      0.08                (0.02)               (0.03)               (0.06)
                                                -------------         -------------        -------------       --------------
                                                -------------         -------------        -------------       --------------

FULLY DILUTED EARNINGS PER SHARE
Net income (loss) . . . . . . . . . . . . .      $   393,257              (71,934)             (83,688)            (193,974)
Dividends on preferred stock  . . . . . . .               **              (31,259)             (62,174)             (62,561)
                                                -------------         -------------        -------------       --------------
Net income (loss) as adjusted . . . . . . .     $    393,257             (103,193)            (145,862)            (256,535)
                                                -------------         -------------        -------------       --------------
                                                -------------         -------------        -------------       --------------
Shares used in computing primary earnings
  per share . . . . . . . . . . . . . . . .        4,815,752            4,357,310            4,568,124            4,351,135
Effect of shares issuable upon conversion
  of preferred stock  . . . . . . . . . . .          835,840                    *                    *                    *
                                                -------------         -------------        -------------       --------------
Shares used in computing fully diluted
  earnings per share  . . . . . . . . . . .        5,651,592            4,357,310            4,568,124            4,351,135
                                                -------------         -------------        -------------       --------------
                                                -------------         -------------        -------------       --------------
Fully diluted earnings per common
  share . . . . . . . . . . . . . . . . . .      $      0.07                (0.02)               (0.03)               (0.06)
                                                -------------         -------------        -------------       --------------
                                                -------------         -------------        -------------       --------------

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*   Antidilutive
**  Conversion of preferred stock is assumed to occur at the beginning of the year.